UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2020

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01/share	PRTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Support Agreement

On May 28, 2020, Party City Holdco Inc. (“Holdco”) and certain of its direct or indirect subsidiaries, including Party City Corporation (“PC Corp.”), Party City Holdings Inc. (“Holdings” and, together with Holdco, PC Corp. and such other direct or indirect subsidiaries of Holdco, the “Credit Parties” or the “Company”), and an ad hoc committee of holders (the “Consenting Noteholders”) of at least 52% of the aggregate principal amount of the 6.125% Senior Notes due 2023 (the “2023 Notes”) and the 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Existing Notes”), each issued by Holdings, entered into an agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) whereby the Consenting Noteholders have agreed to support a set of transactions to be commenced by the Company (collectively, the “Transactions”).

Under the Transaction Support Agreement, each of the Credit Parties and the Consenting Noteholders have undertaken customary commitments to one another. The Credit Parties have agreed, among other things, to solicit approval of the Transactions by the holders of the Existing Notes through the Exchange Offer (as defined below) and to negotiate in good faith the definitive documents which will govern the Transactions. The Consenting Noteholders have agreed, among other things, to timely vote, exchange, and tender their Existing Notes in connection with the Transactions, to use commercially reasonable efforts to support approval and implementation of the Transactions, and to negotiate in good faith the definitive documents that will govern the Transactions.

The Transaction Support Agreement contains deadlines relating to the Transactions (the “Milestones”), which include deadlines for the commencement of the Exchange Offer and for the consummation of the Transactions. The Transaction Support Agreement also contains termination rights for the benefit of the Credit Parties and the Consenting Noteholders, subject, in certain cases, to cure rights. The Company may terminate the Transaction Support Agreement upon, among other circumstances, certain material breaches of the Transaction Support Agreement by a Consenting Noteholder or the board of directors of a Credit Party reasonably determining, after considering the advice of counsel, that taking certain actions, or refraining to take certain actions, is reasonably required for such board of directors to comply with its fiduciary duties.

The Consenting Noteholders have termination rights that may, as a general matter, be exercised by the Consenting Noteholders holding at least 50.00% of the outstanding Existing Notes held by the Consenting Noteholders upon, among other circumstances, material breaches of the Transaction Support Agreement by the Company or the failure of the Company to meet any Milestone (subject to the terms of the Transaction Support Agreement).

The Transactions consist of the Exchange Offer, the Consent Solicitation (as defined below) and the Rights Offering (as defined below).

Exchange Offer

Under the Transaction Support Agreement, the Company will conduct an exchange offer (the “Exchange Offer”) in respect of the Existing Notes in which the Company will offer to exchange any and all Existing Notes, including accrued and unpaid interest on account of such notes to, but not including, the settlement date (the “Settlement Date”) of the Exchange Offer, (in each case assuming all Existing Notes are validly tendered and not validly withdrawn in the Exchange Offer) for:

•	shares of common stock of Holdco, par value $0.01 per share, representing 19.90% of such common stock outstanding on the Settlement Date prior to the settlement of the Exchange Offer (the “Shares”);

•	$100.0 million aggregate principal amount of 10.00% senior secured notes due 2026 (the “Second Lien Issuer Exchange Notes”) to be issued by a newly formed limited liability company, a direct wholly owned subsidiary of Holdings, and Anagram International, Inc. (together, the “Issuer”). The Second Lien Issuer Exchange Notes will be secured by second-priority liens on all assets of the Issuer and its subsidiaries guaranteeing such notes and all of the Issuer’s capital stock, subject to certain agreed upon exceptions; and

•	$185.0 million aggregate principal amount of variable rate senior secured notes due 2025 (the “First Lien Party City Exchange Notes”) to be issued by Holdings and secured by first-priority liens on all assets of Holdings and its subsidiaries that currently secure the Company’s existing senior credit facilities.

Consent Solicitation

The Company will seek, and holders of Existing Notes who tender pursuant to the Exchange Offer will be required to deliver, consents to certain amendments (the “Proposed Amendments”) to each of the indentures governing the Existing Notes (together, the “Existing Indentures”). The Proposed Amendments will:

•	allow for the issuance of the New Money First Lien Issuer Notes (as defined below), the Second Lien Issuer Exchange Notes and the First Lien Party City Exchange Notes;

•	allow for the issuance of the Shares;

•	eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing Indentures;

•	waive any related cross-defaults under the Existing Indentures;

•	release any guarantees provided by guarantors (or groups of guarantors) under the Existing Indentures that do not constitute Significant Subsidiaries (as defined in the Existing Indentures);

•	prohibit the designation of any future guarantors under the Existing Indentures; and

•	waive any requirement to use excess proceeds from any previous asset sales to make an offer to repurchase the Existing Notes under the provisions of the asset sales covenant in the Existing Indentures.

Rights Offering

Simultaneously with the launch of the Exchange Offer and the Consent Solicitation, the Company will initiate a rights offering (the “Rights Offering”) whereby holders of the Existing Notes eligible to participate in the Exchange Offer (“Eligible Holders”) who validly tender (and do not validly withdraw) their Existing Notes for exchange in the Exchange Offer will be provided the right (a “Right”) to purchase a pro rata portion of $50.0 million of 15.00% senior secured notes due 2025 (the “New Money First Lien Issuer Notes”) to be issued by the Issuer and secured by first-priority liens on all assets of the Issuer and its subsidiaries guaranteeing such notes and all of the Issuer’s capital stock, subject to certain agreed upon exceptions.

Certain of the Consenting Noteholders (as designated from time to time, the “Backstop Parties”) have agreed in the Transaction Support Agreement to, and will, enter into a backstop and private placement agreement (the “Backstop and Private Placement Agreement”) with the Company prior to launch of the Transactions, to purchase $41.5 million of New Money First Lien Issuer Notes. The Company, the Issuer, and the Consenting Noteholders shall work together in good faith to identify and sign up additional Backstop Parties to increase such commitment to $50.0 million of New Money First Lien Issuer Notes prior to the launch of the Transactions. If so increased, the Backstop and Private Placement Agreement will include a $50.0 million commitment by the Backstop Parties to purchase the amount of New Money First Lien Issuer Notes which may be issued in the Rights Offering, representing the aggregate amount the Backstop Parties may purchase in the Rights Offering plus an additional amount of New Money First Lien Issuer Notes which are otherwise available to be purchased in the Rights Offering but for which applicable Rights have not been exercised by other Eligible Holders.

As consideration for entering into the Backstop and Private Placement Agreement and providing their respective commitments in the aggregate amount of $50.0 million, the Company has agreed to pay to each of the Backstop Parties (i) its pro rata portion of an aggregate premium of $5.0 million in the form of New Money First Lien Issuer Notes plus (ii) its pro rata portion of an aggregate premium of $5.0 million in the form of First Lien Party City Exchange Notes.

The foregoing is a summary of the material terms of, and is qualified by, the Transaction Support Agreement and the exhibits thereto, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Private Placement Commitment Agreement

On May 28, 2020, the Credit Parties and Barings LLC (including certain funds or advisory accounts managed, advised or sub-advised by it, the “Private Placement Party”) entered into a private placement commitment agreement (the “Private Placement Commitment Agreement”). The Private Placement Commitment Agreement includes a commitment by the Private Placement Party to purchase $40.0 million of New Money First Lien Issuer Notes in a private transaction (the “Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company, the Issuer, the Consenting Noteholders and the Private Placement Party shall work together in good faith to identify and sign up additional Private Placement Parties to increase the commitments to $50.0 million of New Money First Lien Issuer Notes, prior to the launch of the Transactions. As consideration for entering into the Backstop and Private Placement Agreement (and, initially, the Private Placement Commitment Agreement, if applicable) and providing commitments in the aggregate amount of $50.0 million, the Company will pay to the Private Placement Party and each other party participating in the Private Placement its pro rata portion of an aggregate premium of $5.0 million in the form of New Money First Lien Issuer Notes.

The commitment of the Private Placement Party is subject to certain customary and usual conditions.

The Private Placement Party may terminate the Private Placement Commitment Agreement upon the occurrence of any material modification or amendment of the Transaction Support Agreement to which the Private Placement Party has not consented. The Private Placement Commitment Agreement will automatically terminate (i) upon the termination of the Transaction Support Agreement, (ii) if the Exchange Offer and Consent Solicitation have not been commenced on or before June 29, 2020, unless extended, (iii) upon the consummation of the Transactions and (iv) if the Transactions have not been consummated on or before August 3, 2020, unless extended.

The foregoing is a summary of the material terms of, and is qualified by, the Private Placement Commitment Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Cautionary Note Regarding Transactions

The closing of the transactions contemplated by the Transaction Support Agreement is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds. Specifically, the Transaction Support Agreement requires the valid tender, without valid withdrawal, of a minimum of 98.00%, or $833 million, of the outstanding aggregate principal amount of Existing Notes by Eligible Holders as of the expiration date of the Exchange Offer. This threshold may be lowered by the Company with consent of the Consenting Noteholders. These transactions may not be completed as contemplated or at all. Among other conditions, the components of the Transactions are conditioned on, and would be consummated concurrently with, each other. If the Company is unable to complete the Transactions or any other alternative transaction, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 7.01.	Regulation FD Disclosure.

Press Release

On May 29, 2020, the Company issued a press release announcing the signing of the Transaction Support Agreement, the Private Placement Commitment Agreement, the related transactions and the adjournment of the 2020 Annual Meeting. A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Certain Presentation Materials

In connection with the Consenting Noteholders’ evaluation and negotiation of the Transactions, the Company entered into confidentiality agreements with the Consenting Noteholders. Under these confidentiality agreements, the Company provided to the Consenting Noteholders certain information regarding the Company and agreed to publicly disclose such information. As a result, the Company is furnishing such information as Exhibit 99.2.

Adjournment of Annual Meeting to July 2, 2020

The 2020 Annual Meeting of Stockholders will be convened as scheduled on June 11, 2020, at 8:30 a.m. eastern daylight time and will be immediately adjourned without conducting any other business. The Annual Meeting will be reconvened and held virtually at www.virtualshareholdermeeting.com/PRTY2020 on Thursday, July 2, 2020, at 8:30 a.m. eastern daylight time. By holding the Annual Meeting on July 2, 2020, within the maximum time prescribed by Delaware law, stockholders will have an opportunity to receive additional information which may develop regarding the Restructuring Transaction. The record date of the Annual Meeting, April 14, 2020, remains unchanged.

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of April 14, 2020, who have not yet voted, are encouraged to vote by 11:59 p.m. eastern daylight time on July 1, 2020. Stockholders will also be able to vote their shares electronically during the Annual Meeting. Stockholders who have previously cast their votes do not need to vote again.

The reconvened Annual Meeting will begin at approximately 8:30 a.m. eastern daylight time, at www.virtualshareholdermeeting.com/PRTY2020, with online check-in beginning at 8:20 a.m. on July 2, 2020. Ample time should be allowed for the check-in procedures. In the event of difficulties during the check-in time or during the reconvened Annual Meeting, technical support at the number posted on the Annual Meeting log-in page should be consulted.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act.

FORWARD LOOKING STATEMENTS

The Company has included statements in this Current Report on Form 8-K that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth and the development and introduction of new products. In many cases you can identify forward-looking statements by terms such as “believes,” “anticipates,” “expects,” “targets,” “estimates,” “intends,” “will,” “may” or “plans” and similar expressions. These forward-looking statements reflect our current expectations and are based upon data available to us at the time the statements were made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations for reasons, among others, including (i) our ability to negotiate definitive documentation and launch the Transactions, (ii) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required participation by holders of the Existing Notes, the inability to obtain required financing, or the failure of other closing conditions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, and (v) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K (“Annual Report”) filed with the Securities and Exchange Commission (the “Commission”), and the supplemental risk factor to our Annual Report filed May 8, 2020, on our Current Report on Form 8-K , as may be supplemented by other reports the Company files with the Commission. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management of the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. All forward-looking statements are qualified by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Transaction Support Agreement, dated as of May 28, 2020, among Holdco, Holdings, the other Credit Parties and the Consenting Noteholders.

10.2	Private Placement Commitment Agreement, dated as of May 28, 2020, among HoldCo, Holdings, the other Credit Parties and the Private Placement Party.

99.1	Press Release, dated as of May 29, 2020.

99.2	Presentation Materials provided to the Consenting Noteholders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: May 29, 2020	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer